Cancer Genetics Announces Strong Second Quarter 2015 Results

•	Second Quarter Revenues up 177 Percent Year-over-Year; Six-Months Ended June 30, 2015 Revenues up 191 Percent Year-over-Year

•	Recent Award of Largest Clinical Trial in Company’s History Further Validation of CGI’s Bench to Bedside Strategy

•	Secured strategic alliance with ICON plc, a global CRO for the biopharma community

•	Announced that it has entered into an agreement to acquire assets and operations of Response Genetics, Inc. (OTCQB:RGDX)

RUTHERFORD, N.J., August 11, 2015 -- Cancer Genetics, Inc. (Nasdaq: CGIX), an emerging leader in DNA-based cancer diagnostics, announced financial and operating results for the second quarter ended June 30, 2015.

The company will host a conference call on August 11, 2015 at 8:30am ET, dial-in information is found below.

“As our second quarter numbers demonstrate, CGI’s business continues to build significant momentum,” said Panna Sharma, CEO & President of Cancer Genetics, Inc. “We are experiencing some of the strongest growth gains in our company’s history as a result of our focused M&A strategy, strong sales efforts and higher adoption rates for our tests in the marketplace. “

FINANCIAL HIGHLIGHTS:

•	Second quarter 2015 revenues were $4.2 million, up 177% from $1.5 million in the second quarter of 2014

◦	Biopharma Services revenue was $2.7 million, up 554% from $0.4 million in the second quarter of 2014

◦	Clinical Services revenue was $1.3 million, up 13% from $1.1 million in the second quarter of 2014

•	Revenues for the six-months ended June 30, 2015 were $8.6 million, up 191% from $2.9 million during the six-months ended June 30, 2014

◦	For the six-months ended June 30, 2015, Biopharma Services revenue was $6.0 million, up 567% from $0.9 million in the second quarter of 2014

◦	The increase in Biopharma services revenue included a $1.9 million increase in the Company’s Select One business and $3.2 million from the acquisition of Gentris

•
Gross profit margins improved to 26.0% or $1.1 million, in the second quarter of 2015 and improved to 27.1%, or $2.3 million, an improvement from 5.1%, or $0.1 million in the six months ended June 30, 2015

•	Total cash & equivalents at June 30, 2015 was $23.7 million

“Our market penetration and revenue trajectory, which are driven by both strong organic growth and meaningful contributions from our recent acquisitions, continue to expand significantly. This continued growth is achieved all while we remain focused on further advancing our already unrivaled portfolio of genomic capabilities in oncology.” continued Sharma.

During the second quarter, the company reached major milestones, both in the United States and abroad. Key partnerships were established to grow global capabilities, acquisitions added revenue and expanded services to new geographic regions, and new business has seen some of the most significant gains in company history.

RECENT CORPORATE HIGHLIGHTS

•	Awarded largest clinical trial in Company’s history

◦	CGI will provide comprehensive biomarker and genomic testing for global, multi-year, multi-center clinical trial in Chronic Lymphocytic Leukemia (CLL)

◦	CLL trials may contribute up to $6.2 million in revenue over several years as patients are selected, treated and monitored

•	Oncospire genomics, CGIs joint venture with Mayo Clinic is on track to launch a unique Next-Generation Sequencing (NGS) panel for multiple myeloma in 2015.

•
Entered into partnership with ICON Laboratory Services group of ICON plc, the global CRO (Nasdaq:ICLR), to offer biotech and pharmaceutical companies access to ICON Laboratory Services' global central laboratory experience combined with Cancer Genetics' expertise in oncology testing and genomic assay development

•	Selected by Japanese regenerative medicine company, ReproCELL, Inc., to provide NGS based services and molecular information to enhance ReproCELL's translational medicine initiatives

◦
CGI will perform NGS using its recently launched Focus::Hotspot™ panel, which provides a comprehensive genomic assessment of the most common solid-tumor cancer mutations, with increased sensitivity compared to other testing methodologies

•	CGI strengthens its NGS portfolio by launching Focus::Myeloid and presenting data about two proprietary NGS panels for kidney cancer and lymphomas.

•
Significant progress have been made on the data analysis of two major studies for FHACT®, CGI’s FISH-based test for HPV-associated cancers. Results from these studies led in collaboration with the National Cancer institute in the United States and Kamineni Hospitals in India are expected to be published later this year.

•	CGI continues to build significant momentum in the development of key relationships with health plans and accountable care organizations

•
On August 10th, 2015, CGI announced that it has entered into an agreement in principle to act as a “stalking horse” and acquire substantially all the assets and operations of Los Angeles based Response Genetics, Inc. (OTCQB:RGDX).

◦
CGI anticipates this transaction, upon close, to more than double CGI’s clinical revenue base and add an additional $6 million in contracted revenue with biopharma customers and projects. For more information about this transaction, please go to http://ir.cancergenetics.com/presentations.

"Cancer Genetics’ bench to bedside strategy continues to resonate well in the marketplace," said Panna Sharma. "Our recent award for the largest clinical trial in Company’s history along with our progress with payors and continued development of our biopharma partnerships further validate our strategy and durable position in the personalized medicine marketplace. Our tests deliver targeted, clinically actionable information that helps achieve improvements in oncology patient care."

Three Months Ended June 30, 2015
Revenue increased 177% to $4.2 million for the three months ended June 30, 2015, from $1.5 million for the three months ended June 30, 2014, as a result of an increase of $1.2 million in organic growth across the Biopharma and Clinical businesses and the contribution of $1.5 million in revenue from acquisitions.

Revenue from Biopharma Services in the June 2015 quarter, which represented 64% of our total revenue in the quarter, increased 554%, or $2.3 million, to $2.7 million, up from $0.4 million in the June 2014 quarter. Revenue from Clinical Services customers in the June 2015 quarter, which represented 30% of our total revenue in the quarter, was $1.3 million, up 13% from the $1.1 million recorded in the June 2014 quarter, principally due to an increase in test volume. Revenue from Discovery Services, a new line of business that offers testing services to public and private research organizations and discovery groups represented 6% of our total revenue in the quarter or $0.3 million.

Gross profit margins improved significantly to 26.0% for the three months ended June 30, 2015, from 1% during the same period last year. Gross profits of $1.1 million, up from $0.01 million during the second quarter of 2014, were largely driven by improved utilization across sites and better use of CGI capacity. CGI reported a net loss of $5.0 million, or ($0.51) per share in the second quarter of 2015, compared to a net loss of $4.2 million, or ($0.47) per share in the second quarter of 2014.

Six-Months Ended June 30, 2015
Revenue increased 191% to $8.6 million for the six months ended June 30, 2015, from $2.9 million for the six-months ended June 30, 2014, as a result of a $2.1 million increase in existing CGI business and $3.6 million in revenue contribution from acquisitions.

Revenue from Biopharma Services in the six-months ended June 30, 2015, which represented 70% of our total revenue during this period, increased 567%, or $5.1 million, to $6.0 million, up from $0.9 million in the six-months ended June 30, 2015, due to an increase in Select One business of $1.9 million. Revenue from Clinical Services customers in the six-months ended June 30, 2015, which represented 25% of our total revenue during this period, was $2.1 million, up 4% from the $2.0 million recorded in the six-months ended June 30, 2014, principally due to increased test volume, which was partially off-set by a decrease in the average reimbursement rate per test from Medicare and private insurance companies. Revenue from Discovery Services, which represented 5% of our total revenue in the six-months ended June 30, 2014, was $0.4 million.

Gross profit margins improved significantly to 27% for the six-months ended June 30, 2015, from 5%, during the same period last year. Gross profits of $2.3 million, up from $0.1 million during the six-months ended June 30, 2014, were largely driven by improved utilization across sites and better use of CGI capacity. CGI reported a net loss of $9.3 million, or ($0.95) per share in the six-months ended June 30, 2015, compared to a net loss of $6.7 million, or ($0.74) per share in the six-months ended June 30, 2014.

Total cash and equivalents at June 30, 2015 was $23.7 million, as compared to $25.6 million as of December 31, 2014.

CGI will also be providing slides with an overview of the results and discussion points; they will be available at http://ir.cancergenetics.com/presentations.

Conference Call & Webcast
Tuesday, August 11, 2015 at 8:30 a.m. Eastern Time/5:30 a.m. Pacific Time
Domestic:            877-407-4018
International:            201-689-8471
Conference ID:        13614378
Webcast:             http://public.viavid.com/player/index.php?id=115354
Replays - Available through August 25, 2015
Domestic:            877-870-5176
International:            858-384-5517
Conference ID:        13614378

Note: To confirm compatibility with your operating system, please dial in ten minutes prior to the start of the call.

About Cancer Genetics
Cancer Genetics Inc. is an emerging leader in DNA-based cancer diagnostics, servicing some of the most prestigious medical institutions in the world. Our tests target cancers that are difficult to diagnose and predict treatment outcomes. These cancers include hematological, urogenital and HPV-associated cancers. We also offer a comprehensive range of non-proprietary oncology-focused tests and laboratory services that provide critical genomic information to healthcare professionals, as well as biopharma and biotech companies. Our state-of-the-art reference labs are focused entirely on maintaining clinical excellence and are both CLIA certified and CAP accredited and have the appropriate licensure from several states including New York State.

We have established strong research collaborations with major cancer centers such as Memorial Sloan-Kettering, The Cleveland Clinic, Mayo Clinic and the National Cancer Institute.

For more information, please visit or follow us:
Internet: www.cancergenetics.com
Twitter: @Cancer_Genetics
Facebook: www.facebook.com/CancerGenetics

Investor Relations
LifeSci Advisors, LLC
Hans Vitzthum
212-915-2568

Media Contacts:
Cancer Genetics, Inc.
Marie-Agnes Patrone-Michellod, PhD.
Tel: 201.528.9182
marie.michellod@cgix.com

Forward Looking Statements
This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development and potential opportunities for Cancer Genetics, Inc. products and services, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to, statements that contain words such as "will," "believes," "plans," "anticipates," "expects," "estimates") should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, risks of cancellation of customer contracts or discontinuance of trials, risks that anticipated benefits from acquisitions will not be realized, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, maintenance of intellectual property rights and other risks discussed in the Cancer Genetics, Inc. Forms 10-K for the year ended December 31, 2014 and 10-Q for the quarter ended June 30, 2015 along with other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Cancer Genetics, Inc. disclaims any obligation to update these forward-looking statements.

Cancer Genetics, Inc. and Subsidiaries
Consolidated Balance Sheets (Unaudited)

	June 30, 2015	December 31, 2014
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$23,744,173	$25,554,064
Accounts receivable, net of allowance for doubtful accounts	5,722,564	5,028,620
Other current assets	1,629,415	1,172,750
Total current assets	31,096,152	31,755,434
FIXED ASSETS, net of accumulated depreciation	3,888,078	4,310,126
OTHER ASSETS
Restricted cash	300,000	6,300,000
Patents	552,916	502,767
Investment in joint venture	642,987	1,047,744
Goodwill	3,187,495	3,187,495
Other	160,354	1,564
Total other assets	4,843,752	11,039,570
Total Assets	$39,827,982	$47,105,130
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$4,056,533	$3,762,567
Obligations under capital leases, current portion	60,361	58,950
Deferred revenue	381,914	544,446
Bank term note, current portion	333,333	—
Total current liabilities	4,832,141	4,365,963
Obligations under capital leases	269,829	300,385
Deferred rent payable and other	310,319	347,840
Line of credit	—	6,000,000
Warrant liability	248,000	52,000
Acquisition note payable	961,097	560,341
Deferred revenue, long-term	799,075	924,850
Bank term note	5,635,679	—
Total liabilities	13,056,140	12,551,379
STOCKHOLDERS’ EQUITY
Preferred stock, authorized 9,764,000 shares, $0.0001 par value, none issued	—	—
Common stock, authorized 100,000,000 shares, $0.0001 par value, 9,844,360 and 9,821,169 shares issued and outstanding at June 30, 2015 and December
31, 2014, respectively	984	982
Additional paid-in capital	113,996,507	112,520,268
Accumulated (deficit)	(87,225,649)	(77,967,499)
Total Stockholders’ Equity	26,771,842	34,553,751
Total Liabilities and Stockholders’ Equity	$39,827,982	$47,105,130

Cancer Genetics, Inc. and Subsidiaries
Consolidated Statements of Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenue	$4,185,147	$1,511,670	$8,555,474	$2,942,045
Cost of revenues	3,097,437	1,503,095	6,239,172	2,793,157
Gross profit	1,087,710	8,575	2,316,302	148,888
Operating expenses:
Research and development	1,255,496	1,105,773	2,533,422	1,702,544
General and administrative	3,061,584	2,395,462	6,048,481	5,126,866
Sales and marketing	1,184,431	918,457	2,300,244	1,667,436
Total operating expenses	5,501,511	4,419,692	10,882,147	8,496,846
Loss from operations	(4,413,801)	(4,411,117)	(8,565,845)	(8,347,958)
Other income (expense):
Interest expense	(81,553)	(30,744)	(115,520)	(371,921)
Interest income	12,764	16,157	25,382	38,341
Change in fair value of acquisition note payable	(316,253)	—	(406,167)	—
Change in fair value of warrant liability	(181,000)	239,000	(196,000)	195,000
Total other (expense)	(566,042)	224,413	(692,305)	(138,580)
Loss before income taxes	(4,979,843)	(4,186,704)	(9,258,150)	(8,486,538)
Income tax provision (benefit)	—	—	—	(1,813,941)
Net (loss)	$(4,979,843)	$(4,186,704)	$(9,258,150)	$(6,672,597)
Basic net (loss) per share	$(0.51)	$(0.45)	$(0.95)	$(0.72)
Diluted net (loss) per share	$(0.51)	$(0.47)	$(0.95)	$(0.74)
Basic Weighted-Average Shares Outstanding	9,714,828	9,302,737	9,709,202	9,289,624
Diluted Weighted-Average Shares Outstanding	9,714,828	9,318,634	9,709,202	9,314,155

Cancer Genetics, Inc. and Subsidiaries
Consolidated Statements of Cash Flows (Unaudited)

	Six Months Ended June 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)	$(9,258,150)	$(6,672,597)
Adjustments to reconcile net (loss) to net cash (used in) operating activities:
Depreciation	679,555	214,450
Amortization	17,452	13,431
Provision for bad debts	215,977	—
Equity-based consulting and compensation expenses	1,453,626	1,293,705
Change in fair value of acquisition note payable	406,167	—
Change in fair value of Gentris contingent consideration	(162,000)	—
Change in fair value of warrant liability	196,000	(195,000)
Amortization of loan guarantee, financing fees and debt issuance costs	1,856	310,500
Loss in equity method investment	404,757	310,193
Changes in:
Accounts receivable	(909,921)	(489,227)
Other current assets	(456,665)	(354,589)
Other non-current assets	(73,236)	—
Deferred rent and other	(37,521)	(12,811)
Accounts payable, accrued expenses and deferred revenue	162,248	(230,935)
Net cash (used in) operating activities	(7,359,855)	(5,812,880)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed assets	(257,507)	(385,151)
Decrease (increase) in restricted cash	6,000,000	(6,000,000)
Patent costs	(67,601)	(62,656)
Net cash provided by (used in) investing activities	5,674,892	(6,447,807)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on capital lease obligations	(29,145)	(12,857)
Payments for deferred equity offering costs	(85,554)	—
Proceeds from warrant exercises	—	178,102
Proceeds from option exercises	22,615	75,918
Payment of debt issuance costs	(32,844)	—
Principal payments on notes payable	—	(22,298)
Net cash provided by (used in) financing activities	(124,928)	218,865
Net (decrease) in cash and cash equivalents	(1,809,891)	(12,041,822)
CASH AND CASH EQUIVALENTS
Beginning	25,554,064	49,459,564
Ending	$23,744,173	$37,417,742

SUPPLEMENTAL CASH FLOW DISCLOSURE
Cash paid for interest	$72,254	$61,421
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES
Fixed assets acquired through capital lease arrangements	$—	$40,922
Cashless exercise of derivative warrants	—	125,000